As filed with the U.S. Securities and Exchange Commission on ___________________

Commission File No. 333-288165

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 1

RADIANT STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8743	36-5132172
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No.15, Jalan 17/42, Taman Kok Doh, Segambut 51200

Kuala Lumpur, Malaysia

Telephone: +(60)16-6612008

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Fooi Chen Chai

No.15, Jalan 17/42, Taman Kok Doh, Segambut 51200

Kuala Lumpur, Malaysia

Telephone: +(60)16-6612008

Email: radiantstrategiescorp@gmail.com

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

Jackson L. Morris, Esq.

126 21st Avenue SE

St. Petersburg, Florida 33705

Telephone: 813-892-5969

Email: jackson.morris@rule144solution.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Radiant Strategies Corp may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED JULY___, 2025

RADIANT STRATEGIES CORP.

8,000,000 SHARES OF COMMON STOCK

PRICE - $0.01 PER SHARE

This prospectus covers the sale of 8,000,000 shares by Radiant Strategies Corp. at a price of $0.01 per share on a self-underwritten, best efforts, no minimum basis – See, “How We Intend To Use The Net Proceeds From The Sale Of Our Shares”.

Radiant Strategies Corp. has determined the initial public offering price of its shares offered for sale for cash pursuant to this prospectus arbitrarily, and the price and value bear no relationship to asset, earnings, or other criterion of value. See, “How We Have Established Our Offering Price”. Radiant Strategies Corp. will receive the net proceeds from the sale of the shares for cash. Proceeds from accepted subscriptions will not be placed in escrow and will be available for immediate use by Radiant Strategies Corp. The offering will terminate upon the earliest of (i) such time as all of the shares are sold or (ii) 365 days from the effective date of the registration statement of which this prospectus is a part, unless extended the board of directors for an additional 90 days, or at any earlier date as the board of directors determines, in its sole discretion, to terminate the offering.

At the date of this prospectus, there is no public market for Radiant Strategies Corp.’s common stock. Radiant Strategies Corp. plans to engage a registered securities broker-dealer to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol of RDSC upon successful completion of the sale of a sufficient number of shares to a sufficient number of stockholders believed to be acceptable to FINRA for issuance of a trading symbol. You have no assurance that Radiant Strategies Corp. will be able to sell a sufficient number of shares covered by this prospectus to a sufficient number of stockholders, how long it will take to complete such sales, if any shares are sold, or that the common stock will ever be quoted or actively traded in the public securities markets. If Radiant Strategies Corp. does not sell a sufficient number of shares covered by this prospectus to a sufficient number of stockholders, Radiant Strategies Corp. will not become a publicly traded company. If Radiant Strategies Corp. becomes a publicly traded company, it anticipates the shares will be quoted on the OTC Pink Market.

Investment in the shares to be distributed in reliance on this prospectus involves a degree of risk. See, “Risk Factors”, beginning on page 2.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”) and will therefore be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

8,000,000 shares to be offered and sold for cash	Per share	Total
Initial public offering price	$0.01	$80,000
Underwriting commissions, discounts and fees (1)	$0.00	$-
Net proceeds, before expenses to Radiant Strategies Corp. __________	$0.01	$80,000

(1)	Radiant Strategies Corp. does not have any arrangements with securities broker-dealers for sale of the shares. Radiant Strategies Corp. will not pay any commissions, or fees with respect to shares sold by its directors and executive officers.

The date of this prospectus is ___________, 2025

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. In addition, we may from time to time furnish to stockholders additional information about us and our business as our management deems appropriate.

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this prospectus mean Radiant Strategies Corp. In the foot notes to our financial statements, the “Company” means Radiant Strategies Corp. The pronoun “you” means the reader of this prospectus.

SUMMARIES OF REFERENCED DOCUMENTS

This prospectus contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our registration statement of which this prospectus is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this prospectus to any of our agreements and other documents, you should refer to the exhibits filed with our registration statement of which this prospectus is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions as to how to access and obtain these agreements and other documents.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We will sell our shares only in jurisdictions where such sale and distribution are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the distribution of our common stock.

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter.

-ii-

PROSPECTUS SUMMARY

We are a public relations firm based in Malaysia, providing advisory services to support our clients’ public relations and communication efforts. This includes, advising on media strategy and public messaging, providing guidance on brand positioning, supporting communication planning for campaigns, reviewing and advising on public-facing materials. In addition, we specialize in the drafting, editing, and publishing of press releases on various news channel and also social media platform.

We have minimal operations, revenues, and clients to date and we do not have the financial resources required to operate as a public company.

We were incorporated in Nevada on January 20, 2025 on behalf of Fooi Chen Chai, who is our founder.

The address of our executive offices is No.15, Jalan 17/42, Taman Kok Doh, Segambut 51200, Kuala Lumpur, Malaysia, and our telephone number at that address is +(60)16-6612008. The address of our website is https://www.radiantstrategies.biz/.

We have authorized capital stock consisting of 50,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”). We have 22,000,000 shares of common stock issued and outstanding. Through this offering we will register a total of 8,000,000 shares. These shares represent 8,000,000 additional shares of common stock to be issued by us in a direct public offering. We may sell all 8,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

Assuming we sell all 8,000,000 shares offered pursuant to this prospectus, Ms. Chai will have 73% of the stockholders’ voting power. As such, Ms. Chai will have the ability to determine all matters requiring approval by stockholders, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered pursuant to this prospectus will be sold at a fixed price of $0.01 for the duration of the offering. We estimate the costs of this offering at about $20,000. We will pay all expenses incurred in this offering.

The proceeds from the sale of the securities we sell will be placed directly into our account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities we are offering	8,000,000 shares of common stock, with a fixed price of $0.01 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to this prospectus or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.
Offering price per share	We will sell the shares at a fixed price of $0.01 per share for the duration of this Offering.
Number of shares of common stock outstanding before the offering of common stock	22,000,000 common shares are currently issued and outstanding.
Number of shares of common stock outstanding after the offering of common stock	8,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.
The minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.01.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.01 per share of common stock.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of our fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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RISK FACTORS

In addition to the forward-looking statements outlined above in this prospectus and other comments regarding assumptions, risks and uncertainties included in the description of our business and elsewhere in this prospectus, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors include all known material risks, but do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

RISKS RELATED TO OUR CORPORATION:

Risks Related to Our Non-U.S. Resident Officer and Director

Our officer and director is a resident of Malaysia and not a resident of the United States. As a result, investors may experience difficulties in effecting service of legal process within the United States upon such individual. Furthermore, it may be difficult to enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our non-U.S. resident officer and director. In addition, there is substantial doubt as to whether a Malaysian court would enforce a judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws. Moreover, it is uncertain whether an original action could be brought successfully in a Malaysian court to impose liabilities based solely upon U.S. federal securities laws. These factors could limit the legal remedies available to investors in the event they seek to assert a claim under U.S. securities laws against our non-U.S. resident officer or director.

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

As a public company, we will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these expenses at $100,000 per year. At the date of this prospectus, we do not have the financial resources to absorb these expenses. Even though the Jumpstart Our Business Startups Act (JOBS Act) has as a purpose reducing the cost for some newly reporting issuers, we are uncertain whether the JOBS Act will apply to us and, if it does, the amount of cost reduction we can expect. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

The Sarbanes-Oxley Act of 2002 (SOX) requires public companies to establish disclosure controls and procedures and controls over financial reporting and to periodically assess the effectiveness of the controls and procedures. Establishing and maintaining these controls and procedures is expensive. Satisfying the criteria for adequate controls and procedures is especially difficult for small public companies, such as we are, because limited personnel must perform tasks which should be divided among a greater number of personnel to achieve checks and balances. Without adequate controls and procedures, and periodically assessing the effectiveness of controls and procedures we do establish, you have no assurance that we will timely and accurately report financial and other material information to the public securities markets. Such failures may result in errors in our reports. And, the prospect of such failures and errors due to weaknesses in our controls and procedures may diminish the credibility of our reports filed under the Securities Exchange Act of 1934.

If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

To the extent we need and obtain equity funding by issuance of convertible securities or common stock, or common stock purchase options or warrants in connection with either type of funding, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. Future increases in the number of our shares outstanding will have a negative impact on earnings per share, increasing the earnings we must achieve to sustain higher prices for our common stock. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Voting control by management means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

Our management owns twenty-two million shares of our common stock received as founder’s shares. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. Our management, will control the election of all directors. Removal of a director for any reason requires a majority vote of our issued and outstanding shares of common stock. You and other stockholders will not be able to elect or remove any directors or exert any influence over management decisions.

RISKS RELATED TO OUR BUSINESS:

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Our lack of liquidity and financial resources threatens our ability to continue our business and pursue our business plan. At the date of this prospectus, we have no liquidity or financial resources. We may be unable to become a “going concern” in the event we are unable to obtain debt or equity funding or significantly increase our revenues by adding clients and expanding our services, it is unlikely that we will be able to maintain our business, in which case you will lose your entire investment in our shares.

2

We may have limited interest in our services, which would adversely impact our revenues and prevent us from becoming a going concern.

It is possible that our public relations and communication services may not generate as much interest from potential clients as anticipated. While we continuously adapt our offerings to stay competitive, our current services might not align with the evolving needs of our target market. Market demands change rapidly, and failure to anticipate these shifts could result in fewer clients and reduced revenue. Substantial marketing efforts and significant investments may be required to create awareness and demand for our services. If we fail to generate interest, we might need to modify or entirely overhaul our services, which could adversely impact our operations and financial stability.

We may failure to adapt to market dynamics

Our ability to remain competitive depends on enhancing and evolving the functionality, performance, and design of our services to meet client expectations. The public relations industry is marked by rapid innovation and constant change. If we cannot respond effectively to these dynamics or fail to develop new strategies and tools that align with technological and industry trends, our operational results and reputation could suffer.

We expect to be dependence on client awareness and engagement

Our success relies heavily on creating and maintaining awareness of our services among clients. Factors such as the emergence of more successful competitors, dissatisfaction with our services, or failure to maintain our brand presence could hinder our ability to increase revenue and achieve sustainable growth. Strengthening our brand and client relationships is critical to our continued success.

Slower Growth in our target markets may slow our growth

Our target demographic includes small and medium-sized enterprises (SMEs). A slower-than-expected growth rate in these markets, or reduced demand for public relations services due to economic uncertainties, could adversely affect our ability to generate revenue. SMEs often operate with limited budgets and may allocate resources elsewhere during challenging economic times, directly impacting our business growth.

We and our management have limited operational experience

Our company has minimal operational history, which introduces uncertainties regarding the success of our planned services. If we are unable to effectively execute our business objectives, it could result in financial losses for our investors. As we expand, overcoming operational challenges will be critical to achieving long-term success.

We are dependent on management and a failure to attract additional qualified personnel

We rely on the leadership and expertise of Mr Chai. The loss of Ms. Chai’s services for any reason can be expected to disrupt our operations and hinder growth. We anticipate extreme competition for skilled professionals in the public relations industry for attracting and retaining additional qualified personnel.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Growth in our business, of which you have no assurance, will likely place a significant strain on our and their respective management, administrative, operating and financial infrastructures, which are limited. To manage our and their respective businesses and planned growth effectively, we and they must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our and/or their failure to do so could either limit our growth or cause our or their respective businesses to fail.

3

Fooi Chen Chai will not devote all of her working time and attention to our business and affairs, which could damage our business and prospects.

Ms. Chai is engaged and may engage in other business activities which will limit his focus on our business and affairs. In the event these other activities become more time consuming, our business and affairs could suffer.

Loss of any existing client would adversely affect our revenues because of revenue concentration and could prevent us from becoming a going concern.

A significant portion of our revenue is currently generated from a small number of clients, exposing us to financial risks if these clients reduce or terminate their contracts.

RISKS RELATED TO INVESTMENT IN OUR SHARES:

Once we accept your subscription to purchase our shares, you no right to withdraw your investment funds

Once you make your investment, you will not have the right to withdraw funds or receive a refund. Subscription payments will not be held in escrow or designated accounts. This means you will not have access to or control over their funds after committing to an investment.

The risk of loss is greater to earlier investors than it is to later investors.

Because earlier investors will not be able to determine how much funding we will be able achieve from the sale of our shares, indeed we may not sell a sufficient number of shares to fund minimal operations, earlier investors will have a greater risk of loss due to this uncertainty. Because we have no engaged an underwriter to assist in the sale of our shares, the risk is greater that we will sell sufficient shares with net proceeds adequate to fund more than minimal operations.

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

There is currently no market for our common stock. You will only be able to sell our shares if a public market develops for our stock. If a public market does develop, you have no assurance how sustained or active the public market for our common stock will become or remain. It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings. Accordingly, you may find it difficult to sell our common stock should you invest in it.

“Penny stock” rules may make buying and selling our common stock difficult.

You have no assurance trading in our common stock will not be subject to the “penny stock” rules of the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the client with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the client’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their client’s accounts. As a result, you may find it more difficult to sell our common stock into the public market.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any December 31, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

HOW WE INTEND TO USE THE NET PROCEEDS FROM THE SALE OF OUR SHARES

We are offering 8,000,000 shares of our common stock on a self-underwritten, best efforts, no minimum basis at an initial offering price per share of $0.01 per share. We expect to receive net proceeds from the sale of our shares of approximately $80,000, after payment of expenses of the offering estimated at $. The following table sets forth how we intend to use the net proceeds from the sale of the shares, assuming we sell the percentages of shares set forth in the table.

Percentage of Shares Sold	25%	50%	75%	100%
Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Expenses of Offering	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$-	$20,000	$40,000	$60,000

Use of Net Proceeds
Compliance Expenses	$-	$20,000	$20,000	$20,000
Administrative Expenses*	$-	$-	$15,000	$15,000
Marketing Expenses	$-	$-	$5,000	$25,000
Total Uses of Net Proceeds	$-	$20,000	$60,000	$80,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operations for approximately twelve months, assuming application of the proceeds as outlined above and assuming we do not earn revenues. If we do generate revenues, of which you have no assurance, revenues would extend the period over which the net proceeds from the sale of the shares will sustain our operations. See, “Risk Factors”. Our board of directors reserves the right to reallocate the use of net proceeds, if, in its judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds will be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal.

ESTIMATED DILUTION TO PURCHASERS OF OUR COMMON STOCK

You may experience significant dilution in the value of your investment in our common stock at a price of $0.01 per share. Dilution represents the difference between the price you pay and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting intangible assets and total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered – see, “How We Have Determined The Offering Price” – and because our existing stockholders have paid substantially less than the initial offering price of $0.01 per share and cost and expenses incurred prior to sale of shares described in this prospectus. Dilution of the value of the shares you purchase will result in a higher book value of the shares held by our existing stockholders and a lower book value for you. At the date of this prospectus, we have 22,000,000 shares of our common stock issued and outstanding with a net tangible book value of $0.00000385 per share. The following table presents the increase in net tangible book value to existing investors and the decrease to purchasers of the shares offered by this prospectus, assuming the sale of twenty-five percent, fifty percent, seventy-five percent and one hundred percent of the shares we are offering subtracting expected offering expenses.

Percentage Sold	Total Shares Outstanding	Net Tangible Book Value per Share	Increase per Share Existing Stockholders	Decrease per Share New Investors	Percent Owned by New Investors
25%	24,000,000	$0.0000	$0.0000	$0.0100	8%
50%	26,000,000	$0.0008	$0.0008	$0.0092	15%
75%	28,000,000	$0.0015	$0.0015	$0.0085	21%
100%	30,000,000	$0.0020	$0.0020	$0.0080	27%

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Revenues

From January 20, 2025 (Date of Inception) to April 30, 2025, we generated revenue in the amount of $15,871. The revenue generated was from providing advisory services to support the client’s public relations and communication efforts and drafting, editing, and publishing of press releases on various news channel and also social media platform.

General and Administrative Expenses

From January 20, 2025 (Date of Inception) to April 30 2025, we had selling, general & administrative expenses in the amount of $16,755. These were primarily comprised of legal and professional fees, company incorporation fees, and audit fees.

Net Loss

Our net loss from January 20, 2025 (Date of Inception) to April 30 2025 was $1,442.

Liquidity, Capital Resources and Capital Commitments

The minimum funding required to remain in business for at least the next 12 months is $40,000. Our current available capital resources enable us to conduct our planned operations for the next 4 months.

Cash Provided by Operating Activities

Net cash provided by operating activities was $14,067 from January 20, 2025 (Date of Inception) to April 30 2025. The cash provided by operating activities was attributable to depreciation expenses, increase in accrued expenses and other payables and increase in deferred revenue contra by net loss.

Cash Used in Investing Activity

From January 20, 2025 (Date of Inception) to April 30 2025, we used $1,878 in investing activities, which was primarily attributable to the purchase of equipment.

6

Cash Provided by Financing Activity

From January 20, 2025 (Date of Inception) to April 30 2025, net cash provided by financing activities were $5,047 from issuance of share and advances from our director.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

We have suffered a net loss and accumulated deficit of $1,442 for the period ended April 30, 2025 and a working capital deficit of $968. Our balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Our auditors have expressed significant doubt about our ability to continue as a going concern.

OUR BUSINESS

Company Overview

We are a public relations firm based in Malaysia, providing advisory services to support our clients’ public relations and communication efforts. This includes, advising on media strategy and public messaging, providing guidance on brand positioning, supporting communication planning for campaigns, reviewing and advising on public-facing materials. Our advisory fee starting from MYR5,000 (approximately $1,178) per month, billable on quarterly basis in advance. In addition, we specialize in the drafting, editing, and publishing of press releases on various news channel and also social media platform, starting from MYR15,000 (approximately $3,536) per press release. We will adjust our charges according to the complexity of project accordingly. For all photography and content, our client retains full ownership of the content upon final approval and publication. Material terms of service agreement include:

●	Scope of Services: Provision of content drafting, editing, formatting, and publishing on designated news portals, along with public relations advisory services, including media strategy, brand positioning, and review of public-facing materials.
●	Payment Term: All fees are payable within 7 days of invoice issuance. Late payments may incur interest at 18% per annum, calculated on a pro-rated daily basis.
●	Term & Termination: Agreement remains in effect until terminated by either party with 30 days’ written notice, or immediately in the event of a material breach.
●	Content Ownership: The Client retains full ownership of all approved and published content.
●	Confidentiality: Both parties agree to maintain strict confidentiality of all proprietary and sensitive information exchanged.
●	Liability & Indemnity: The Service Provider bears no liability for content post-publication except in cases of proven negligence. The Client agrees to indemnify the Service Provider against any third-party claims arising from the published content.
●	Governing Law: This Agreement is governed by and construed in accordance with the laws of Malaysia.
●	Amendments: Any modifications must be made in writing and signed by both parties.

From January 20, 2025 (Date of Inception) to April 30, 2025, we generated revenue from advisory services and publishing amount $5,668 and $10,203, respectively from 2 clients.

We are not required to obtain any special licenses to operate as a public relations firm in Malaysia. However, we are subject to several important industry regulations and legal requirements that govern our operations, particularly in the areas of media relations, content publishing, advertising, and data protection. These include:

●	Communications and Multimedia Act 1998 (CMA). As a public relations company, we are subject to the provisions of the CMA, which governs the use of communications and multimedia in Malaysia. This Act regulates media practices, including broadcasting, publishing, and the distribution of content, particularly in digital and online platforms. Our company ensures compliance with the CMA when distributing press releases, engaging with media outlets, or conducting online communication.
●	Printing Presses and Publications Act 1984. While not required to hold a specific license, we must be mindful of the regulations under this Act when distributing press releases or public statements to printed media outlets.

Industry Overview

The public relations (PR) industry in Malaysia has experienced significant growth, becoming a pivotal component in shaping public perception and enhancing corporate communication across various sectors. The Institute of Public Relations Malaysia (IPRM), established in 1962, serves as the national body representing over 900 members, both individual and corporate, dedicated to the study and development of best PR practices.1

The public relations (PR) industry in Malaysia is undergoing significant transformation, with digital media and influencer marketing driving much of this change. As of May 2023, there are approximately 16,800 influencers in Malaysia, signaling the rise of social media-driven PR strategies. This shift is reflected in 80% of brands adopting influencer marketing as part of their public relations efforts, with more than 60% of PR campaigns focusing on digital platforms and social media engagement.

Traditional media still plays a role in the industry, but digital channels are increasingly important. The PR sector in Malaysia has seen a 10% year-over-year increase in digital PR services, driven by the need for real-time communication and direct consumer engagement. Notably, 73% of Malaysians access news primarily through online channels, underscoring the growing importance of digital content for PR firms aiming to reach a broad audience. Furthermore, the Malaysian digital advertising market is expected to grow by 13% annually, creating more opportunities for PR professionals to leverage digital strategies.

References:

1 https://iprm.org.my/about-us/

7

Additionally, PR firms in Malaysia are prioritizing data-driven strategies, with sixty-five percent of PR professionals using analytics tools to measure campaign effectiveness. Despite the growth in digital PR, traditional services like media relations, content creation, and crisis management remain central to the PR strategy mix. 2

However, the industry faces challenges such as media fragmentation and adapting to rapidly changing digital trends. As consumer behavior continues to evolve, PR firms must remain agile to stay competitive in a fast-paced market.

Intellectual Property

We do not have any intellectual property in the form of registered trademarks and copywrites. We claim an unregistered trademark in our company logo on the cover of this prospectus.

Competition

As a newly established company in the competitive public relations market, we face several challenges. The PR industry in Malaysia has seen steady growth, particularly with the rise of online media and digital communication platforms. However, as a newcomer, we are faced with strong competition in terms of pricing and branding, particularly from established firms with well-recognized reputations and wider client networks. Our differentiation lies in our agility, personal client relationships, and tailored services, which allow us to adapt quickly to changing industry needs and deliver highly customized solutions.

Some of the top PR agencies in Malaysia that we consider our key competitors include GO Communications, PRecious Communications, BRANDTHINK Malaysia, and Mad Hat Asia. These firms have built strong portfolios and established long-standing client relationships, giving them a considerable advantage in brand visibility and market share. Competing in this landscape requires us to carve out a niche that emphasizes value-added services and personalized client engagement.

In addition to traditional competition, we also face the emerging challenge of technological disruption, particularly from artificial intelligence (AI) tools that can generate press releases and content at a fraction of the cost. While AI presents opportunities for efficiency, it also poses a threat to traditional content creation jobs. However, we believe that the human touch in PR—especially in crafting nuanced, brand-specific messaging and managing client relationships—remains irreplaceable. Our focus is on building a strong brand that emphasizes quality, creativity, and personalized service, positioning ourselves as a trusted partner for clients seeking more than just automated solutions.

Our Employees

As of the date of this report, we have two employees, including our chief executive officer and an accountant. As we grow, of which you have no assurance, we have plans to expand the workforce with additional employees or contractors to support various functions such as content creation, media outreach, and administrative tasks.

The chief executive officer ‘s current role includes managing all aspects of the business, from client consultations and content development to handling legal and regulatory compliance matters. This approach allows for a personalized and hands-on service for all clients while maintaining a lean operational structure in the initial stages of our development.

Our Properties

We do not own or rent any properties. At this time, we utilize the office space of our sole stockholder, director and executive officer at no cost.

Legal Proceedings

We are not engaged in any legal proceedings at the present time and we are not aware of pending or threatened legal claims or demands. From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.

2 https://malaysia.news.yahoo.com/public-relations-industry-trends-2024-232236753.html

8

OUR MANAGEMENT

The following table sets forth information about our directors and our executive officers at the date of this prospectus:

Name	Age	Position	Director Since
Fooi Chen, Chai	55	Director, Chief Executive, Financial Officer & Secretary	Inception

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting; provided, that there is no assurance we will hold a stockholders’ meeting annually. Each director will remain in office until his successor is elected. We do not have and are not required to have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Nevada law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Management Biography

Ms. Chai began her professional journey as a journalist at China Press News Agency (1992–1994), where she developed a strong foundation in writing, media relations, and communication. She later served as a business administrator at Brac Engineering PLT (1995–1998), a mechanical engineering firm, where she gained valuable experience in corporate operations and administrative management. From 1999 to 2019, Ms. Chai held the role of Executive Manager at Lijan Sdn Bhd, a company specializing in supply chain solutions. In this position, she was instrumental in managing key business functions, overseeing logistics, and driving operational improvements across the company. Since 2019, Ms. Chai has successfully transitioned into entrepreneurship, owning and managing multiple businesses across diverse industries. Her ventures include representing reputable brands such as Sothys, a renowned facial treatment and skincare brand. These ventures reflect her keen business acumen, strategic foresight, and commitment to delivering quality products and services. In combination, Ms. Chai business ventures employ more than 30 employees with revenue exceeding MYR3,000,000 annually.

Ms. Chai plans to work up to 30 hours per week in overseeing the operations, strategy, and client relations of the business.

BOARD COMMITTEES

Our board of directors consisting of one person does not have compensation, nominating, audit committees or any other committees. Our board of directors has not adopted a code of ethics.

HOW WE COMPENSATE OUR MANAGEMENT

We have not paid and have no agreement to pay Ms. Chai cash compensation from inception on (January 20, 2025) to the date of this prospectus.

EMPLOYMENT AGREEMENTS

At the date of this prospectus, we do not have any employment agreements.

HOW WE COMPENSATE OUR DIRECTORS

We do not compensate the directors separately from their executive compensation.

9

WHO OWNS OUR COMMON STOCK

Our principal stockholders are set forth in the following table. These principal stockholders include:

●	each of our directors and executive officers,
●	our directors and executive officers as a group, and
●	others who we know own more than five percent of our issued and outstanding common stock.

We believe Ms. Chai has sole voting and investment power over the shares she owns, unless otherwise noted. The address of our director and executive officer is our address.

	Number		Percentage
Name	Before	After	Before	After (1)
Fooi Chen, Chai	22,000,000	30,000,000	100%	73%

All Directors and Officers as a Group (one person)	22,000,000	30,000,000	100%	73%

(1)	Assumes completion of all transactions described in this prospectus.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

On January 20, 20255, we issued 22,000,000 shares of common stock at par value $0.0001 per share for a total consideration of $2,200 to Ms. Chai for initial working capital purpose.

On February 25, 2025, the Company acquired 100% of the equity interest of Radiant PR Solutions Sdn. Bhd., a limited liability company incorporated in Malaysia solely owned by Ms. Chai immediately prior to such acquisition, for the purpose of carrying business activity in Malaysia, for a consideration equivalent to the carrying value of Radiant PR Solutions Sdn. Bhd., MYR 1,000 (approximately $236) at the date of such transfer.

As of April 30, 2025, Ms. Chai has advanced $2,884 to us, which is unsecured and non-interest bearing with no fixed terms of repayment.

Ms. Chai provides our executive office and business space to us at no charge. The estimated market rental value of the space is MYR3,500 (approximately $825) per month.

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Public Market Information

At the date of this prospectus, there is no public market for our common stock. We plan to make arrangements with a securities broker-dealer to apply to FINRA for a trading symbol of RDSC assuming we sell a sufficient number of shares to a sufficient number of investors to expect to be successful. We expect our common stock to be quoted in the OTC Pink Market. You have no assurance that the market in our common stock, should one develop, will be “active”.

Our Stockholders

At the date of this prospectus, we have one record and beneficial holder of our common stock.

Dividends

We have not paid a cash dividend on our common stock and do not expect to pay a cash dividend in the foreseeable future. Our board of directors has the sole authority to declare dividends. Our payment of dividends in the future will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Our Transfer Agent

We will maintain our own stock issuance and transfer records until immediately prior to submission of an application to FINRA for a trading symbol, at which time we will engage of transfer agent registered in the United States.

10

HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 8,000,000 shares of our authorized but unissued common stock for sale pursuant to this prospectus on a self-underwritten, best efforts, no minimum basis at a price of $0.01 per share. You are not required to purchase any minimum number of shares. We do not have an underwriter to assist us in the sale of the shares. We are dependent upon our chief executive officer, Ms. Chai, to offer the shares on our behalf. See “Our Management”. Ms. Chai will not receive compensation for sales of the shares. We will rely on Rule 3(a)4-11 in that Ms. Chai has never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares. You have no assurance we will be able sell all of the shares. We expect to sell the shares in transactions negotiated directly with investors or their representatives. We must sell all the shares in the ninety-day period, subject to two extensions of ninety days each at our election, beginning on the day after the effective date of the registration statement of which this prospectus is a part. Subscribers’ funds received prior to our sale of all the shares will be placed in an escrow account we plan to establish with a financial institution and the funds will not be accessibly by us until we have sold all of the shares. In the event we are unable to sell all of the shares in the initial ninety-day period, or the additional ninety-day period, if we elect to extend, then the subscribers’ funds will be promptly returned without interest, offset or deduction.

HOW WE HAVE ESTABLISHED OUR OFFERING PRICE

We have not used any methodology to establish the offering price of $0.01 per share for the 8,000,000 shares offered by this prospectus is valid. The price is arbitrary and bears no relationship to assets, earnings or other criterion of value. It is based solely on the percentage of our issued and outstanding common stock which may be sold and the percentage of our issued and outstanding common stock which or sole stockholder desires to hold after the offering, assuming the sale of all shares, and our budgeted costs and expenses over the following twelve-month period, assuming no revenues.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. We will have 22,000,000 shares of our common stock issued and outstanding which are subject to the requirements of Rule 144 both as “restricted stock” and stock held by our principal stockholder, director and executive officer. Under Rule 144, as now in effect, restricted securities of an issuer who has been required to file reports with the U.S. Securities and Exchange Commission for at least ninety days may be resold into the public market without any limitation on amount beginning the later of six months after the stockholder acquired their shares from us. Under Rule 144, as now in effect, restricted securities of an issuer who files but is not required to file reports with the U.S. Securities and Exchange Commission and has not previously been a shell company may be resold into the public market without any limitation on amount beginning one year after the stockholder acquired their shares from us. Our affiliates (directors, executive officers and owners of ten percent or more of our outstanding common stock), will be limited to selling not more than one percent of the then issued and outstanding number of our shares in any three-month period, must file a Form 144 with the Commission and must sell the shares in unsolicited “broker’s transactions”, as defined in the rule and are subject to other limitations.

DESCRIPTION OF OUR SECURITIES

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, our bylaws and Nevada corporation law. We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value per share. At the date of this prospectus, we have 22,000,000 shares of common stock issued and outstanding and owned by our sole director and executive officer. If we sell the 8,000,000 shares of stock offered by this prospectus, we will have 30,000,000 shares of common stock issued and outstanding. Holders of our common stock:

●	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
●	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;
●	re entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;
●	do not have preemptive, subscription or conversion rights; and
●	do not have cumulative voting rights
●	any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations
●	we do not intend to issue stock certificates. As permitted under Nevada corporation law and our bylaws, our issued and outstanding common stock will be represented exclusively by book entry (also, DRS or electronic form) in our stock register maintained by our transfer agent, to be engaged. Each stockholder will receive an account statement from the transfer agent which will include, among other information, the individual stockholder’s account number, number of shares owned and the issue date.
●	we do not have a transfer agent at the moment; however, we anticipate obtaining one in the future, following this offering
●	we have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations
●	our shares are not currently listed or quoted on any exchange or quotation system.

11

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this prospectus will be passed upon for us by Jackson L. Morris, Attorney at Law, St. Petersburg, Florida. Mr. Morris does not own shares of our common stock and does not have any financial interest in us.

EXPERTS

Our financial statements at inception have been included in this prospectus in reliance on the report of by Lao Professionals, Certified Public Accountants, of Nigeria, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form S-1 under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and our exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports and other information with the SEC.

You can read our SEC filings, including the registration statement of which this prospectus is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F St NE, Washington, DC 20002, US. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F St NE, Washington, DC 20002. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Radiant Strategies Corporation.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Radiant Strategies Corporation. (the ‘Company’) as of April 30, 2025, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for period ended April 30th, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of April 30, 2025, and the results of its operations and its cash flows for each of the period ended April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $1,442. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There was no Critical Audit Matter to be communicated.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

June 10, 2025

F-2

RADIANT STRATEGIES CORP.

CONSOLIDATED BALANCE SHEETS

AS OF APRIL 30, 2025

(AUDITED)

As of April 30, 2025
USD
ASSETS
CURRENT ASSETS	$
Cash and cash equivalents	17,623
Prepayment	1,094
TOTAL CURRENT ASSETS	18,717

NON-CURRENT ASSETS
Equipment, net	1,722

TOTAL ASSETS	$20,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses and other payables	15,642
Deferred revenue	1,159
Amount due to a director	2,884
TOTAL LIABILITIES	$19,685

STOCKHOLDERS’ EQUITY
Common stock – Par value $0.0001; Authorized: 50,000,000 Issued and outstanding: 22,000,000 shares as of April 30, 2025	$2,200
Additional paid-in capital	-
Accumulated other comprehensive loss	(4)
Accumulated deficit	(1,442)
TOTAL STOCKHOLDERS’ FUND	$754

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,439

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

RADIANT STRATEGIES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FROM JANUARY 20, 2025 (DATE OF INCEPTION) TO APRIL 30, 2025

(AUDITED)

APRIL 30, 2025
USD
Revenue	$15,871
Cost of Revenue	(558)
Gross Profit	$15,313

COST AND EXPENSES:
Selling, general & administrative expenses	$(16,755)

Loss from operations	$(1,442)

Other income, net	$-

Loss before income tax	$(1,442)

Income tax expense	$-

Net loss	$(1,442)

Foreign currency translation income/(loss)	$(4)

Total comprehensive loss	$(1,446)

Net loss per share, basic and diluted	$(0.0001)

Weighted average number of common shares outstanding, basic and diluted	22,000,000

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

RADIANT STRATEGIES CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FROM JANUARY 20, 2025 (DATE OF INCEPTION) TO APRIL 30, 2025

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	$	$	$	$	$
Balance as of January 20, 2025 (Date of Inception)	-	-	-	-	-	-
Issuance of share capital, founder’s shares	22,000,000	2,200	-	-	-	2,200
Foreign currency translation	-	-	-	(4)	-	(4)
Net loss	-	-	-	-	(1,442)	(1,442)
Balance as of April 30, 2025	22,000,000	2,200	-	(4)	(1,442)	754

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

RADIANT STRATEGIES CORP.

STATEMENT OF CASH FLOWS

FROM JANUARY 20, 2025 (DATE OF INCEPTION) TO APRIL 30, 2025

(AUDITED)

APRIL 30, 2025
USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,442)

Depreciation expenses	156

Changes in operating assets and liabilities:
Prepayment	(1,075)
Accrued expenses and other payables	15,294
Deferred revenue	1,134
Net cash provided by operating activities	$14,067

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of equipment	$(1,878)
Net cash used in investing activity	$(1,878)

CASH FLOWS FROM FINANCING ACTIVITY:
Proceeds from issuance of shares	$2,200
Advances from director	2,847
Net cash provided by financing activity	$5,047

Effect of exchange rate changes on cash and cash equivalent	$387

Net increase in cash and cash equivalents	$17,623
Cash and cash equivalents, beginning of period	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,623

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

F-6

RADIANT STRATEGIES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 20, 2025 (DATE OF INCEPTION) TO APRIL 30, 2025

(AUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

Radiant Strategies Corp., a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on January 20, 2025.

On February 25, 2025, the Company acquired 100% of the equity interest of Radiant PR Solutions Sdn. Bhd., a limited liability company incorporated in Malaysia.

The Company is a public relations firm based in Malaysia, providing advisory services to support the Client’s public relations and communication efforts.

The Company’s executive office is No.15, Jalan 17/42, Taman Kok Doh, Segambut 51200, Kuala Lumpur, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for Radiant Strategies Corp. for the period from January 20, 2025 (Date of Inception) to April 30, 2025 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted Apriil 30 as its fiscal year end.

The reporting currency of the Company is United States Dollars (“US$”), which is also the functional currency of the Company.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Equipment

Equipment are stated at cost less accumulated depreciation and impairment. Depreciation of equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Computer equipment	4 years

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company’s revenue is derived from two primary sources: (i) advisory services supporting public relations and communication efforts, and (ii) drafting, editing, and publishing of press releases.

Revenue from advisory services is recognized over time because the customer simultaneously receives and consumes the benefits of the services as they are provided. These services are generally delivered under fixed-term contracts, typically on a monthly retainer basis. The Company has determined that the performance obligation for advisory services is satisfied continuously over the contract period. To measure the progress toward satisfaction of the performance obligation, the Company applies the output method, specifically using the passage of time (monthly service period) as a faithful depiction of performance. Revenue is recognized pro-rata over the term of the agreement, typically by the end of each calendar month, as this reflects the transfer of value to the customer and aligns with the timing of services rendered.

Revenue from press release services is recognized at a point in time. These services consist of drafting, editing, and publishing press releases, typically as individual engagements. Each press release represents a distinct performance obligation. The Company recognizes revenue when the press release is published, which is the point at which the service has been fully performed and the customer obtains control of the deliverable. Customer acceptance is generally implicit upon publication, and there are no further obligations that materially affect the timing of revenue recognition.

Although the transaction price is generally determined based on the contract with the customer, it may involve management judgment, particularly when pricing reflects current market conditions or customized service arrangements. In some cases, the Company considers prevailing market rates, customer-specific factors, and scope of work to determine a fair and representative transaction price. Such pricing assessments are made at contract inception and are not typically subject to variable consideration or significant financing components.

In determining the timing and amount of revenue recognition, management exercises judgment to assess the nature of the Company’s performance obligations and the appropriate timing for revenue recognition. For advisory services, the continuous transfer of benefit over time supports recognition on a monthly basis. For press release services, the point-in-time model is applied at the time of delivery and publication.

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Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

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Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss and accumulated deficit of $ $1,442 for the period ended April 30, 2025 and a working capital deficit of $ 968.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. ACQUISITION OF RADIANT PR SOLUTIONS SDN BHD

On February 25, 2025, the Company acquired 100% of the equity interest of Radiant PR Solutions Sdn. Bhd., a limited liability company incorporated in Malaysia solely owned by our director immediately prior to such acquisition, for the purpose of carrying business activity in Malaysia, for a consideration equivalent to the carrying value of Radiant PR Solutions Sdn. Bhd., MYR 1,000 (approximately $236) at the date of such transfer.

The Company account such acquisition under common control acquisition method and measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

5. PREPAYMENT

Prepayment consist of prepaid domain, website related expenses and publishing cost amounted $1,094.

6. EQUIPMENT, NET

Equipment consisted of the following as of April 30, 2025:

As of April 30, 2025
Computer equipment	1,878
Less: accumulated depreciation	(156)
Computer equipment, net	1,722

Depreciation expense for the period ended April 30, 2025 was $156.

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7. AMOUNT DUE TO A DIRECTOR

As of April 30, 2025, the sole director of the Company advanced $2,884 to the Company for working capital purpose, which is unsecured and non-interest bearing with no fixed terms of repayment.

8. ACCRUED LIABILITIES AND OTHER PAYABLES

As of April 30, 2025, the Company has accrued liabilities and other payables of $15,642 which comprises of outstanding audit fees, legal fees, filing fees and salary.

9. DEFERRED REVENUE

As of April 30, 2025, the Company has deferred revenue of $1,159 which represents amounts received in advance from customers for services that have not yet been delivered or rendered.

10. STOCKHOLDERS’ EQUITY

On January 20, 2025, upon the incorporation of the Company, Fooi Chen Chai, subscribed 22,000,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $2,200.

As of April, 2025, the Company has 22,000,000 shares of common stock issued and outstanding.

The Company has 50,000,000 shares of commons stock authorized.

11. INCOME TAX

The loss from operation before income tax of the Company from January 20, 2025 (Date of Inception) to April 30, 2025 was comprised of the following:

From January 20, 2025 (Date of Inception) to April 30, 2025
Tax jurisdiction from:
- United States of America	(1,247)
- Malaysia	(195)
Loss from operation before income tax	(1,442)

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. As of April 30, 2025, the operations in the United States of America incurred $1,247 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carry forwards begin to expire in 2045, if unutilized. The Company has provided for a full valuation allowance of approximately $262 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

With effect from year of assessment 2024, tax payers will be subject to a 24% tax rate if a foreigner owns more than 20% shareholding in the Company. As of April 30, 2025, the operations in Malaysia incurred $195 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carry forwards begin to expire in 2045, if unutilized. The Company has provided for a full valuation allowance of approximately $47 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

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The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of April 30, 2025:

As of April 30, 2025
Deferred tax assets:
- United States of America	262
- Malaysia	47
Less: valuation allowance	(309)
Deferred tax assets	-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $309 as of April 30, 2025.

12. CONCENTRATIONS OF RISK

Customer Concentration

From January 20, 2025 (Date of Inception) to April 30, 2025, there were two customers who accounted for 100% of the Company’s revenues. The customers who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	Revenue	Percentage of Revenue	Account Receivable
Customer A	$5,668	36%	$-
Customer B	10,203	64%	-
Total	$15,871	100%	$-

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after April 30, 2025 up through the date the Company issued the financial statements.

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PART II

REGISTRATION STATEMENT

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting fees, we expect to pay in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee and the FINRA filing fees.

SEC registration fee	$13
Printing and engraving costs	7,000
Legal fees and expenses	6,500
Accounting fees and expenses	3,500
Transfer agent and registrar fees and expenses	3,000
FINRA Filing fee	-
Miscellaneous	-
Total	$20,013

Item 14. Indemnification of Directors and Officers.

Nevada law and our bylaws authorizes us to indemnify our directors and executive officers against liability, damage or loss they may incur in their capacity as directors and executive officers, unless they breach their duty of loyalty to us, do not act in good faith, violate the law or receive improper personal benefit. These provisions limit our rights and the rights of our stockholders to recover damages against a director and executive officer. We have been informed by the U.S. Securities and Exchange Commission that insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our directors, officers and controlling persons pursuant to Florida law, such indemnification is against public policy and is therefore unenforceable, except in limited circumstances and if certain procedures for independent approval are followed.

Item 15. Recent Sales of Unregistered Securities.

The registrant has issued the following shares of common stock without registration under the Securities Act of 1933 in the last three years:

Date	Name	Number of shares	Consideration	Relationship
January 20, 2025	Fooi Chen Chai	22,000,000	$2,200	Director

The registrant did not issue the shares identified above for cash. The registrant issued the shares at par value of $0.0001. The registrant issued all of the common stock identified above in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, in that none of the sales involved a public offering. The physical certificates have not been issued at the date of this prospectus, but when issued will carry a restrictive legend. No broker or dealer was involved in the transactions and no commissions, fees or other compensation was paid in connection with the sales. The registrant’s existing relationships with the purchasers are indicated in the table. The registrant believes each purchaser had sufficient information about the registrant’s business and affairs, including financial condition and prospects, to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules

Number	Description
3.01	Articles of Incorporation (previously filed)
3.02	Bylaws (previously filed)
5.00	Opinion re: validity of the common stock (previously filed)
10.01	Sample of service agreement
23.01	Consent of Counsel, included in Exhibit 5 (previously filed)
23.02	Consent of Independent Registered Public Accounting Firm
99.1	SUBSCRIPTION AGREEMENT
107	Filing Fee Table (previously filed)

Financial statement schedules are not required.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Not applicable.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) [Not applicable.]

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) to (e) [Not applicable]

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) [Not applicable]

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-

effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on July 28, 2025.

Radiant Strategies Crop.

By:	/s/ Fooi Chen Chai
Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ Fooi Chen Chai	Director, Chief Executive Officer	July 28, 2025
(Principal executive officer) and
Chief Financial Officer
(Principal financial and accounting officer)

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